UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 9, 2011

DEL MONTE FOODS COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Maritime Plaza, San Francisco, California		94111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 247-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD Disclosure

Item 7.01. Regulation FD Disclosure.

On March 9, 2011, Del Monte Foods Company (“DMFC”) announced that its wholly-owned subsidiary Del Monte Corporation (“Del Monte”) has elected to redeem all of its remaining outstanding 6 3/4% Senior Subordinated Notes due 2015 (the “2015 Notes”) and 7 1/2% Senior Subordinated Notes due 2019 (the “2019 Notes” and, together with the 2015 Notes, the “Notes”). As of the date hereof, the outstanding principal amount of 2015 Notes is $8,366,000 and the outstanding principal amount of 2019 Notes is $2,123,000. The 2015 Notes will be redeemed on April 8, 2011 (the “Redemption Date”) at a price equal to 102.250% of the outstanding principal amount thereof, plus any accrued but unpaid interest. The 2019 Notes will be redeemed on April 8, 2011 at a price equal to 100% of the principal amount of the 2019 Notes to be redeemed, plus a “make-whole” premium and any accrued but unpaid interest. The “make-whole” premium will be the greater of (A) 1.0% of the principal amount of such 2019 Notes; and (B) the excess of (1) the present value at such redemption date of (x) the redemption price of such 2019 Notes at October 15, 2014, which is 103.750% of the principal amount of the 2019 Notes to be redeemed, plus (y) all required interest payments due on such 2019 Notes through October 15, 2014 computed using a discount rate equal to the Treasury Rate plus 0.5% per annum, over (2) the principal amount of such 2019 Notes.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

The information contained in this Item 9.01 and in the accompanying exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Del Monte Foods Company Press Release dated March 9, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company

Date: March 9, 2011	By:	/s/ Richard L. French
	Name:	Richard L. French
	Title:	Senior Vice President, Treasurer, Chief Accounting Officer and Controller

EXHIBIT INDEX

Exhibit	Description

99.1	Del Monte Foods Company Press Release dated March 9, 2011

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